EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in Registration Statement Nos. 333-136713, 333-128607, 333-10993, 333-100186, 333-106054, 333-106080, 333-121059 and  333-150101 on Form S-3 and Registration Statement Nos. 333-139108, 333-129454, 333-03303, 333-03289, 333-61598, 333-76316, 333-76288, 333-88372, 333-100184, 333-113684, 333-121371, 333-125010, 333-141281, 333-141282 and 333-156243 on Form S-8 of our report dated March 2, 2009 (May 19, 2009 as to the effects of the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements (SFAS 160), and related disclosure in Notes 3, 9, 10, 11, and 21) relating to the consolidated financial statements of PNM Resources, Inc. and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the adoption  of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment and Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132R in 2006, and Financial Accounting Standards Board Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes in 2007, and Statement of Financial Accounting Standards No. 157, Fair Value Measurements in 2008, and retrospective adjustments related to the adoption of SFAS 160), and our reports dated March 2, 2009, relating to the financial statement schedules and internal control over financial reporting of PNM Resources, Inc. and subsidiaries, appearing in the Current Report on Form 8-K of PNM Resources, Inc. and subsidiaries dated May 19, 2009.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
May 19, 2009